Exhibit 32.02
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned hereby certifies that to her knowledge the annual report of Sonic Corp. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.
Date: October 23, 2018

/s/ Corey R. Horsch
Corey R. Horsch
Chief Financial Officer